EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellPoint Incentive Compensation Plan of our report dated February 17, 2009, with respect to the consolidated financial statements and schedule of WellPoint, Inc. and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 8, 2009

Indianapolis, Indiana